UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 15, 2013

REVEN HOUSING REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-54165	84-1306078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7911 Herschel Avenue, Suite 201 La Jolla, CA 92037
(Address of principal executive offices)

(858) 459-4000
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On November 15, 2013, Reven Housing Georgia, LLC (the “Buyer”), a Delaware limited liability company and a wholly owned subsidiary of Reven Housing REIT, Inc. (the “Company”), entered into a Single Family Homes Real Estate Purchase and Sale Agreement (the “Agreement”) with Dominion Atlanta Properties Fund I, LP, a Delaware limited partnership, DP Atlanta Fund, LLC, a Delaware limited liability company, Stone Tower Investments, LLC, a Georgia limited liability company, Full Court Press, LLC, a Delaware limited liability company, RMN Investment Holdings, LLC, a Delaware limited liability company, DP Atlanta, LLC, a Maryland limited liability company, and DPH Atlanta, LLC, a Delaware limited liability company (collectively, the “Sellers”), to purchase a portfolio of 173 single family homes located in the Atlanta, Georgia, metropolitan area from the Sellers. The Sellers are unaffiliated with the Company. The Agreement provides for a deposit of $130,402.48 within five business days of the execution of the Agreement, and the total contract purchase price for the 173 properties is $13,040,248, excluding closing costs. The properties collectively encompass an aggregate of 272,078 rental square feet, of which 154 properties are subject to one-year leases with tenants, 1 property is subject to a month-to-month lease, and the remaining 18 properties are vacant as of the date of this report.

The Agreement provides that an amount equal to five percent (5%) of the total purchase price be withheld by the escrow holder for 90 days after the closing date, during which time the Buyer may conduct inspections to determine any necessary repairs or improvements to bring the properties into compliance with the applicable local building code and/or repairs if recommended. The costs for any such repairs will be deducted from the purchase price holdback under certain conditions. The Agreement contains customary representations and warranties by the Sellers, and the Buyer would be obligated to purchase the properties only after satisfaction of agreed upon closing conditions.

The Agreement provides that the closing for the purchase of the properties is to occur on or before December 31, 2013, provided that the Buyer may elect to close the acquisition in two separate stages. There can be no assurance that the Buyer will complete the acquisition.

The Agreement is attached hereto as Exhibits 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed with this report:

Exhibit 10.1	Single Family Homes Real Estate Purchase and Sale Agreement (Atlanta 173)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVEN HOUSING REIT, INC.

Dated: November 19, 2013	/s/ Chad M. Carpenter
Chad M. Carpenter
Chief Executive Officer